UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 16, 2011

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Reference is made to Note 2 – Rate and Regulatory Matters to our financial statements under Part I, Item 1. Financial Statements in the Form 10-Q for the quarterly period ended September 30, 2010, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiary Union Electric Company, doing business as Ameren Missouri (“UE”), for a discussion of the pending judicial review proceedings regarding the 2010 Missouri electric rate order and the 2009 Missouri electric rate order issued by the Missouri Public Service Commission (“MoPSC”).

On February 16, 2011, the Missouri Office of Public Counsel (“MoOPC”) made a filing with the MoPSC in which the MoOPC argued that the December 20, 2010 Order Granting Stay Pursuant to Section 386.520 (“Stay Order”), discussed below, of the Circuit Court of Cole County, Missouri (“Circuit Court”) should apply to all UE customers rather than to just the four UE industrial customers that requested the Circuit Court to grant these industrial customers’ request to stay the MoPSC’s 2010 Missouri electric rate order as to their billings. On that basis, the MoOPC requested the MoPSC to suspend UE’s currently effective rate schedules (approved by the 2010 Missouri electric rate order) and to replace them with UE’s previously effective rate schedules (approved by the 2009 Missouri electric rate order) for all customers. If the requested suspension occurs, it would continue until the earlier of the time that a subsequent order is issued by the MoPSC, or an order reversing any such suspension is issued by a court of competent jurisdiction, but in no event beyond the implementation of new electric rates for UE. It is anticipated that new electric rates for UE will take effect by early August 2011, pursuant to an anticipated MoPSC rate order in UE’s currently pending electric rate proceeding. If the currently effective 2010 rate schedules are suspended for all customers such that UE is only able to charge customers under its previously effective rate schedules for service provided for the period March through August 2011, the reduced charges, which would reflect the difference between billings under the 2010 Missouri electric rate order and billings under the 2009 Missouri electric rate order, are estimated at approximately $100 million and would result in corresponding reductions in pre-tax earnings and cash flows.

Also on February 16, 2011, the Missouri Industrial Energy Consumers (“MIEC”), of which the four UE industrial customers referred to above are members, made a filing with the MoPSC in response to the MoOPC filing discussed above. In its filing, MIEC supported the position set forth in the MoOPC filing that the Stay Order should apply to all UE customers, except that MIEC requested the MoPSC to suspend UE’s currently effective rate schedules, including its fuel adjustment clause (“FAC”), and replace them with UE’s rate schedules approved by the MoPSC in its 2007 electric rate order. If the requested suspension occurs, it would continue until the earlier of the time that a subsequent order is issued by the MoPSC, or an order reversing any such suspension is issued by a court of competent jurisdiction, but in no event beyond the implementation of new electric rates for UE. As noted, it is anticipated that new electric rates for UE will take effect by early August 2011. If the currently effective 2010 rate schedules (including the FAC) are suspended for all customers such that UE is only able to charge customers under its previously effective rate schedules for service provided for the period March through August 2011, the reduced charges, which would reflect the difference between billings under the 2010 Missouri electric rate order and billings under the 2007 Missouri electric rate order, including FAC billings, are estimated at approximately $300 million and would result in corresponding reductions in pre-tax earnings and cash flows.

The filings by the MoOPC and MIEC relate to the December 20, 2010 Stay Order, in which the Circuit Court granted the request of four UE industrial customers to stay the MoPSC’s 2010 Missouri electric rate order and to require those customers to pay into the Circuit Court’s registry the difference between their billings under the 2010 Missouri electric rate order and their billings under a Missouri electric rate order that became effective in June 2007, the last UE rate order for which appeals have been exhausted. On February 15, 2011, the four UE industrial customers posted the bond required by the Stay Order and are expected to begin making the required payments into the Circuit Court’s registry.

The Stay Order does not address the merits of the appeals of the MoPSC’s 2010 electric rate order or the 2009 electric rate order, which will be addressed in the ordinary course of the judicial review process. The judicial review process typically takes 18 to 24 months to complete following the initiation of the process. At this time, UE does not believe any aspect of the 2009 and 2010 electric rate increases authorized by the 2009 and 2010 Missouri electric rate orders are probable of refund to UE’s customers. If UE were to conclude that some portion of these rate increases become probable of refund to UE’s customers, a charge to earnings would be recorded for the estimated amount of refund in the period in which that decision was made.

UE disagrees with the Stay Order, as well as the related filings made by the MoOPC and MIEC with the MoPSC. With respect to further proceedings regarding the Stay Order, the pending review proceedings regarding the 2009 and 2010 Missouri electric rate orders and the MoOPC’s and MIEC’s filings with the MoPSC, UE will continue to address the merits of those orders and filings through the judicial and regulatory review processes.

There could be other material negative effects on UE and Ameren beyond those discussed above, which cannot be determined at this time. We cannot predict the ultimate outcome of these proceedings, which could have a material effect on UE’s and Ameren’s results of operations, cash flows and financial position.

Forward-Looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s and UE’s Form 10-K for the year ended December 31, 2009, and elsewhere in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of UE’s pending electric rate proceeding; the court appeals related to UE’s 2009 and 2010 electric rate orders; and future regulatory, judicial, or legislative actions that seek to limit or reverse rate increases;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including UE;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion in light of regulatory lag;

•	the effects of participation in, or potential withdrawal from, the Midwest Independent Transmission System Operator, Inc.;

•	the cost and availability of fuel such as coal, natural gas and enriched uranium used to produce electricity;

•

the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	prices for power in the Midwest, including forward prices;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•	disruptions of the capital markets or other events that make Ameren’s or UE’s access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	actions of credit rating agencies and the effects of such actions;

•	generation, transmission and distribution asset construction, installation and performance;

•

the extent to which UE is permitted by its regulators to recover in rates (i) certain of the Taum Sauk rebuild costs not covered by insurance and (ii) investments made in connection with a proposed second unit at its Callaway nuclear plant;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren’s or UE’s facilities or required to satisfy energy sales made by Ameren or UE; and

•	legal and administrative proceedings.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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This combined Form 8-K is being filed separately by Ameren Corporation and Union Electric Company. Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Senior Vice President and Chief Financial Officer

Date: February 18, 2011